Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Tower Financial Corporation Amendment No. 1 - 2006 Equity Incentive Plan, of our report dated March 19, 2012 with respect to the consolidated financial statements of Tower Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Crowe Horwath LLP
Fort Wayne, Indiana

March 19, 2012